SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                             STEELTON BANCORP, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



            Pennsylvania                                      25-1830745
---------------------------------------------            -------------------
     (State of Incorporation                             (IRS Employer
          or Organization)                               Identification No.)


51 South Front Street, Steelton, Pennsylvania                17113
---------------------------------------------                -----
(Address of Principal Executive Offices)                   (Zip Code)

If this form relates to the  registration  of a class of    If this form relates to the  registration  of a class of
securities pursuant to Section 12(b) of the Exchange Act    securities  pursuant to Section  12(g) of the Exchange Act
and is effective pursuant to General Instruction  A.(c),    and is effective pursuant to General  Instruction A.(d),
please check the following box.  |_|                        please check the following box.|X|
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Securities  Act  registration  statement file number to which this form relates:
333-74279

Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                               Name of Each Exchange on Which
To be so Registered                               Each Class is to be Registered
-------------------                               ------------------------------
None                                                           N/A


Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.10 per share
---------------------------------------
          (Title of class)



                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                 ----------------------------------------------

Item 1.  Description of Registrant's Securities to be Registered

The information set forth under the captions "Restrictions on Acquisition of Steelton Bancorp, Inc." and "Description of Capital Stock" in the Prospectus included in Part I of the Registration Statement on Form SB-2 of the registrant, originally filed with the Securities and Exchange Commission on March 11, 1999 (File No. 333-74279), is incorporated by reference in response to this Item 1. Information set forth under the captions "Restrictions on Acquisition of
Steelton Bancorp, Inc." and "Description of Capital Stock" contained in a prospectus relating to SEC File No. 333-74279 and subsequently filed by the registrant pursuant to 17 C.F.R. ss.230.424(b) shall be deemed to be incorporated by reference into this registration statement.


Item 2.  Exhibits

3(i)     Certificate of Incorporation of Steelton Bancorp, Inc.*

3(ii)    Bylaws of Steelton Bancorp, Inc.*

---------------------
* Incorporated herein by reference to Exhibits 3(i) (Certificate of Incorporation) and 3(ii) (Bylaws) to the Registration Statement of Steelton Bancorp, Inc. (Registration No. 333-74279), which was originally filed with the Securities and Exchange Commission on March 11, 1999.

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                 STEELTON BANCORP, INC.



Date: June 25, 1999                         By:  /s/Harold E. Stremmel
                                                 -------------------------------
                                                      Harold E. Stremmel
                                                      President